As Filed with the Securities and Exchange Commission on June 25, 2001

                       Investment Company Act File No. 811-5452



                SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549



                          FORM N-2

                  REGISTRATION STATEMENT

          UNDER THE INVESTMENT COMPANY ACT OF 1940                       [X]

                       Amendment No. 8                                   [X]

              (Check appropriate box or boxes.)



                PUTNAM PREMIER INCOME TRUST

       (Exact name of registrant as specified in charter)



      One Post Office Square, Boston, Massachusetts 02109

      (Address of Principal Executive Offices) (Zip Code)

                     (617) 292-1000

     (Registrant's Telephone Number, including Area Code)



                      JOHN R. VERANI

                Putnam Premier Income Trust

                One Post Office Square

               Boston, Massachusetts 02109

         (Name and Address of Agent for Service)



                       Copies to:

                JOHN W. GERSTMAYR, Esquire

                     ROPES & GRAY

                One International Place

                    Boston, MA 02110





PART C

ITEM 23.  EXHIBITS



Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the

Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).





SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the

Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of

June, 2001.



                                    PUTNAM PREMIER INCOME TRUST



                                    By: Gordon H. Silver

                                    ---------------------

                                       Vice President





EXHIBIT INDEX



Exhibit No.                            Description

------------                           ------------

2(b)                                   Amendment to Registrant's Bylaws

                                       adopted as of March 9, 2001